Exhibit 10.4

NEITHER THIS CONVERTIBLE SUBORDINATED DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THIS CONVERTIBLE SUBORDINATED DEBENTURE HAS BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

BLUEKNIGHT ENERGY PARTNERS, L.P.

Convertible Subordinated Debenture

Issuance Date: October 25, 2010	Original Principal Amount: $25,000,000
No. A-2

    FOR VALUE RECEIVED, BLUEKNIGHT ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), hereby promises to pay to the order of CB-Blueknight, LLC, a Delaware limited liability company, or its permitted registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (the “Original Principal Amount” and, such amount as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the Initial Interest Rate (as defined below), the Interest Rate (as defined below) or the Default Rate (as defined below), as applicable, from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, redemption, conversion or otherwise (in each case in accordance with the terms hereof).  This Convertible Subordinated Debenture (this “Debenture”) is issued pursuant to the Global Transaction Agreement (as defined in Section 13 of this Debenture).  Certain capitalized terms used herein are defined in Section 13 of this Debenture.

    SECTION 1 GENERAL TERMS

       (a) Payment of Principal.  Subject to the terms of this Debenture, including the mandatory conversion provisions set forth in Section 3 of this Debenture and the subordination provisions set forth in Section 4 of this Debenture, the Partnership shall pay to the Holder, in lawful money of the United States of America and in immediately available funds, all outstanding Principal and any accrued and unpaid Interest on December 31, 2011 (the “Maturity Date”).

       (b) Interest. Except as otherwise specified in Section 5(b)(i) of this Debenture, the outstanding Principal amount of this Debenture shall bear simple interest on the entire unpaid Principal amount thereof (i) at the per annum rate of ten percent (10.0%) (the “Initial Interest Rate”) from the Issuance Date until the one-year anniversary of the Issuance Date and (ii) at the per annum rate of twelve percent (12.0%) (the “Interest Rate”) from and after the one-year anniversary of the Issuance Date until the entire Principal amount of this Debenture shall have been paid in full.  Interest shall be computed on a daily basis using a year of 365 or 366 days, as the case may be, and assessed for the actual number of days elapsed.  Except as otherwise specified in this Debenture, Interest shall be payable in arrears on the Maturity Date.  Upon any redemption of all or any portion of this Debenture, accrued and unpaid Interest on the Principal amount of this Debenture redeemed shall be due and payable on the date of such redemption.  Upon any conversion of all or any portion of this Debenture into Preferred Units, accrued and unpaid Interest on the Principal amount of this Debenture being converted shall also be converted into Preferred Units in accordance with Section 3 of this Debenture.

       (c) Payments Generally.  If any payment on this Debenture becomes due on a day that is not a Business Day, such payment will be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of Interest on such payment date.  Both the Principal of and Interest on this Debenture are payable in lawful money of the United States of America to the Holder.  Any payment to be made hereunder will be made at the direction of the Holder by wire transfer of immediately available funds to an account designated by the Holder.  All payments to be made by the Partnership hereunder shall be non-refundable and be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

    SECTION 2 PARTNERSHIP’S REDEMPTION.  Subject to the subordination provisions set forth in Section 4 of this Debenture, at any time or times the Partnership shall have the right to redeem all or any portion of the Principal amount outstanding under this Debenture prior to the Maturity Date.  In order to make a redemption pursuant to this Section 2, the Partnership shall provide written notice to the Holder of its intention to make a redemption (the “Redemption Notice”), setting forth the amount of Principal it desires to redeem and the date of the proposed redemption.  On the redemption date set forth in the Redemption Notice, the Partnership shall pay to the Holder, in lawful money of the United States of America and in immediately available funds, an amount equal to the par value of the Principal amount of this Debenture that is being redeemed (the “Partnership Redemption Amount”), together with any accrued and unpaid Interest on the Partnership Redemption Amount.

    SECTION 3 MANDATORY CONVERSION OF DEBENTURE.  This Debenture shall be convertible into Preferred Units (as defined in Section 13 of this Debenture), on the terms and conditions set forth in this Section 3.

       (a) Mandatory Conversion.  On the Maturity Date, all outstanding Principal, together with any accrued and unpaid Interest, shall automatically convert into fully paid and nonassessable Preferred Units as set forth in this Section 3(a).  The number of Preferred Units issuable upon conversion pursuant to this Section 3(a) shall be determined by dividing (x) such outstanding Principal and accrued and unpaid Interest at the Maturity Date by (y) the Series A Conversion Price (as defined in the Third Amended and Restated Partnership Agreement) as of the Maturity Date.  The Partnership shall not issue any fraction of a Preferred Unit upon any conversion pursuant to this Section 3(a).  If the issuance would result in the issuance of a fraction of a Preferred Unit, the Partnership shall round such fraction of a Preferred Unit to the nearest whole share.  The Partnership shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Preferred Units upon conversion pursuant to this Section 3(a).  On or before the third (3rd) Business Day following the Maturity Date, the Partnership shall issue and deliver to the address as specified in this Debenture, a certificate, registered in the name of the Holder, for the number of Preferred Units to which the Holder shall be entitled pursuant to this Section 3(a).  The Person or Persons entitled to receive the Preferred Units shall be treated for all purposes as the record holder or holders of such Preferred Units upon the Maturity Date.

       (b) Other Provisions.

          (i) The Partnership covenants that all Preferred Units that shall be issued pursuant to this Section 3 shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

          (ii) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 5 of this Debenture for the Partnership’s failure to deliver certificates representing Preferred Units upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section of this Debenture or under applicable law.

    SECTION 4 SUBORDINATION.

       (a) Reference is made to the Credit Agreement dated as of October 25, 2010 (such agreement, as it may hereafter be amended, modified, restated, refinanced or supplemented from time to time, the “Credit Agreement”), among the Partnership, the banks, financial institutions and other entities from time to time party thereto as lenders (the “Lenders”) and as issuing lenders (the “Issuing Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and Issuing Lenders (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), and the other agents party thereto.  The Holder hereby agrees for the benefit of the Administrative Agent and the holders of the Senior Debt (as hereinafter defined) (the “Secured Parties”) that all obligations of the Partnership to the Holder now or hereafter existing under this Debenture (including interest accruing after the filing of a petition initiating any bankruptcy proceeding described in the definition of Senior Debt, whether or not such interest accrues after the filing of such petition or is an allowed claim in such proceeding, but excluding any Preferred Units issued upon conversion of this Debenture and any other Equity Interests held by the Holder) (the “Subordinated Debt”) are and shall be subordinate, to the extent and in the manner set forth in this Section 4, in right of payment to the prior payment in full of all Obligations (as defined in the Credit Agreement), whether for principal, interest (including interest payable in respect of any such obligations subsequent to the commencement of any proceeding against or with respect to the Partnership under any chapter of the Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), or any provision of a state bankruptcy law, whether or not such interest is an allowed claim enforceable against the debtor, and whether or not the holder of such obligation would be otherwise entitled to receive dividends or payments with respect to any such interest or any such proceeding), fees, expenses, obligations under guaranties, indemnity payments, reimbursement obligations under letters of credit, or otherwise (all such obligations being the “Senior Debt”).

       (b) Notwithstanding the provisions of Section 1(a) above or any provision herein to the contrary, until such time as the Senior Debt shall have been paid in full, the Holder shall not ask, demand, sue for, take or receive from the Partnership, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of collateral), and the Partnership shall not make, payment of all or any of the Subordinated Debt; provided that:

          (i) so long as no Default (as defined in the Credit Agreement) exists under the Credit Agreement, the Partnership may pay, and the Holder may take and receive, Interest as provided in Section 1(b) of this Debenture;

          (ii) the subordination provisions of this Section 4 shall not prohibit any conversion of all or any portion of this Debenture into Preferred Units (or any subsequent conversion of Preferred Units into Common Units); and

          (iii) the subordination provisions of this Section 4 shall not prohibit any redemption of all or any portion of the Principal amount of this Debenture nor the payment of Interest thereon solely with the proceeds of one or more offerings or issuances of Equity Interests by the Partnership.

For the purposes of these provisions, the Senior Debt shall not be deemed to have been paid in full until the Secured Parties shall have received payment in full of the Senior Debt in cash and all commitments of the Lenders under the Credit Agreement shall have been terminated.

       (c) Upon any distribution of all or any of the assets of the Partnership to creditors of the Partnership upon the dissolution, winding up, liquidation, arrangement, reorganization or composition of the Partnership, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Partnership or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Debt shall be paid or delivered directly to the Administrative Agent for the benefit of the Secured Parties for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Debt until the Senior Debt shall have been paid in full.

       (d) Until such time as the Senior Debt shall have been paid in full, if any proceeding referred to in Section 4(c) of this Debenture is commenced by or against the Partnership, the Administrative Agent is hereby irrevocably authorized and empowered (in its own name, on behalf of the Secured Parties, in the name of the Holder, or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 4(c) of this Debenture and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Secured Parties hereunder.

       (e) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Holder contrary to the provisions hereof shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds and property held by the Holder and shall be forthwith paid over to the Administrative Agent for the benefit of the Secured Parties in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.

       (f) The Administrative Agent is hereby authorized to demand specific performance of these terms of subordination, whether or not the Partnership shall have complied with any of the provisions hereof applicable to it, at any time when the Holder shall have failed to comply with any of such provisions applicable to it.  The Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

       (g) So long as any of the Senior Debt shall remain unpaid, the Holder, in its capacity as such, shall not (i) commence, or join with any creditor other than the Secured Parties in commencing, any proceeding referred to in Section 4(c) of this Debenture, or (ii) declare any default in payment due hereunder or sue for breach of the terms hereof.

       (h) No payment or distribution to the Secured Parties pursuant to the above provisions shall entitle the Holder to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been paid in full.

       (i) Neither any Administrative Agent, nor any of the Secured Parties, shall have any liability whatsoever to the Holder with respect to, and the Holder waives any claim or defense which the Holder may now or hereafter have against the Administrative Agent or any of the Secured Parties arising from (i) any and all actions which the Administrative Agent or the Secured Parties take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens in any collateral for the Senior Debt, actions with respect to the occurrence of any default, actions with respect to the foreclosure upon, sale, release of, depreciation of or failure to realize upon any of such collateral, and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other Person) with respect to the Senior Debt or the valuation, use, protection or release of any collateral for the Senior Debt now or hereafter securing same; (ii) any right, now or hereafter existing, to require the Administrative Agent or the Secured Parties to proceed against or exhaust any collateral for the Senior Debt or to marshal any assets in favor of the Holder; (iii) any notice of the incurrence or increase of Senior Debt, it being understood that the Secured Parties may make advances now or hereafter relating to the Senior Debt, without notice to or authorization from the Holder, in reliance upon the agreements set forth in this Debenture, (iv) any defense based upon or arising by reason of (A) any disability or other defense of the Partnership or any other Person or entity; or (B) any lack of authority of any agent or any other Person or entity acting or purporting to act on behalf of the Partnership or the Holder; or (C) any failure by the Administrative Agent or the Secured Parties to properly perfect any lien in any asset of any of the Partnership or any other Person; (v) the Administrative Agent’s or any Secured Party’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; and/or (vi) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.

       (j) The holders of the Senior Debt may, at any time and from time to time, without any consent of or notice to the Holder or any other holder of the Subordinated Debt and without impairing or releasing the obligations of the Holder under these terms of subordination:  (i) change the amount, manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Senior Debt in any manner, or enter into or amend in any manner any other agreement related to the Senior Debt (including any change in the rate under which any of the Senior Debt is outstanding); (ii) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Senior Debt; (iii) release anyone liable in any manner under or in respect of the Senior Debt; (iv) exercise or refrain from exercising any rights against Partnership and others (including the Holder); and (v) apply any sums, by whomsoever paid or however realized, from time to time received to the Senior Debt.

       (k) The Holder agrees to execute and deliver such further documents and to do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of these subordination provisions.  The Holder authorizes and directs the Administrative Agent on its behalf to take such further action as may be necessary to effectuate the subordination as provided herein and irrevocably appoints the Administrative Agent as its attorney-in-fact for any and all such purposes.

       (l) These terms of subordination shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy or reorganization of the Partnership or otherwise, all as though such payment had not been made.

       (m) The provisions of these terms of subordination constitute a continuing agreement and shall (i) remain in full force and effect until the payment in full of the Senior Debt, (ii) be binding upon the Holder and the Partnership and their respective successors, transferees and assignees and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent.  Without limiting the generality of the foregoing clause (iii), the Administrative Agent and any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under all or any of the Loan Documents (as defined in the Credit Agreement) to any other Person (to the extent permitted by the Loan Documents), and such other Person shall thereupon become vested with all the rights in respect granted to the Administrative Agent or such Secured Party herein or otherwise.

       (n) The foregoing provisions regarding subordination are for the benefit of the holders of the Senior Debt and shall be enforceable by them directly against the holders of any Subordinated Debt, and no holder of the Senior Debt shall be prejudiced in its right to enforce subordination of any of the Subordinated Debt by any act or failure to act by Partnership or anyone in custody of its assets or property.

    SECTION 5 EVENTS OF DEFAULT.

       (a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

          (i) the Partnership fails to pay when due any amount payable under this Debenture and such non-payment continues for a period of five (5) Business Days;

          (ii) the Partnership fails to cure a Conversion Failure by delivery of the required number of Preferred Units within five (5) Business Days after the Maturity Date;

          (iii) any representation or warranty made by or on behalf of the Partnership in or in connection with this Debenture or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Debenture or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect or misleading in any material respect when made or deemed made;

          (iv) the Partnership fails to observe or perform any covenant, condition or agreement contained in, or otherwise commit any breach or default of any provision of, this Debenture (other than non-payment and Conversion Failures, which are covered by subclauses (i) and (ii) above), and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (A) notice thereof from the Holder to the Partnership and (B) an officer of the Partnership otherwise becoming aware of such default;

          (v) the Partnership fails to make any payment (whether of principal or interest and regardless of amount) in respect of any indebtedness for borrowed money with an aggregate outstanding principal amount in excess of $10,000,000, when and as the same shall become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) beyond the end of any grace period therefor set forth in the documentation governing such indebtedness;

          (vi) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of the Partnership or any Significant Subsidiary of the Partnership or its debts, or of a substantial part of its assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, administrator, trustee, custodian, sequestrator, conservator or similar official for the Partnership or any Significant Subsidiary of the Partnership or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (vii) the Partnership or any Significant Subsidiary of the Partnership shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 5(a)(vi) of this Debenture, (C) apply for or consent to the appointment of a receiver, administrator, trustee, custodian, sequestrator, conservator or similar official for the Partnership or any Significant Subsidiary of the Partnership or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing; or

          (viii) this Debenture shall for any reason cease to be enforceable or in full force and effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any provision of this Debenture, or the Partnership shall deny that it has any further liability under any provision of this Debenture, or shall give notice to such effect.

       (b) Consequences of Events of Default. Upon the occurrence and during the continuance of an Event of Default:

          (i) the outstanding Principal amount of this Debenture and all past due Interest, if any, owed hereunder shall bear interest at the lesser of (i) the per annum rate of fourteen percent (14.0%) and (ii) the Highest Lawful Rate (as hereinafter defined) (the “Default Rate”), in each case from and after the date of such Event of Default until the entire Principal amount of this Debenture and all Interest accrued thereon (including Interest on such past due Interest) shall have been paid in full, which Interest accruing at the Default Rate shall be payable on demand;

          (ii) the Holder may, at its option, by notice in writing to the Partnership, declare the entire Principal amount outstanding under this Debenture (plus all accrued but unpaid Interest on the amounts outstanding under this Debenture) to be, and such Principal amount of this Debenture shall thereupon be and become, immediately due and payable (together with all accrued but unpaid Interest thereon) without presentment, demand, protest or notice of any kind (including, without limitation, notice of acceleration and notice of intent to accelerate), all of which are hereby waived by the Partnership, or other action of any kind by the Holder; provided, that, if an Event of Default under Section 5(a)(vi) or Section 5(a)(vii) of this Debenture has occurred, such acceleration shall be automatic and no notice to the Partnership shall be required hereunder;

          (iii) the Holder shall have the right (but not the obligation) to convert this Debenture into Preferred Units in the manner set forth in Section 3(a); provided that, for purposes of this Section 5(a)(iii), any reference in Section 3(a) to the Maturity Date shall mean and be the date that the Holder elects to so convert this Debenture into Preferred Units; and

          (iv) subject to Section 4 of this Debenture, the Holder may, at its option, exercise all of its rights and remedies under applicable law and under this Debenture.

The rights and remedies of the Holder under this Debenture shall be cumulative, and not exclusive.

    SECTION 6 REISSUANCE OF THIS DEBENTURE.

       (a) Transfer.  If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Partnership, whereupon the Partnership will, forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 6(d) of this Debenture), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 6(d) of this Debenture) to the Holder representing the outstanding Principal not being transferred.

       (b) Lost, Stolen or Mutilated Debenture.  Upon receipt by the Partnership of evidence reasonably satisfactory to the Partnership of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Partnership in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Partnership shall execute and deliver to the Holder a new Debenture (in accordance with Section 6(d) of this Debenture) representing the outstanding Principal.

       (c) Debenture Exchangeable for Different Denominations.  This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Partnership, for a new Debenture or Debentures (in accordance with Section 6(d) of this Debenture) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

       (d) Issuance of New Debentures.  Whenever the Partnership is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 6(a) or Section 6(c) of this Debenture, the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture and (v) shall represent accrued and unpaid Interest from the Issuance Date.

    SECTION 7 NOTICES.   Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Partnership:

Blueknight Energy Partners, L.P.
Two Warren Place
6120 South Yale Avenue, Suite 500
Tulsa, Oklahoma 74136
Fax: (918) 237-4001
Attn: Alex Stallings

With copies to (which shall not constitute notice):

Baker Botts L.L.P.
2001 Ross Avenue, Suite 600
Dallas, Texas 75201
Fax: (214) 661-4634
Attn: Doug Rayburn

and

Prickett, Jones & Elliott, P.A.
1319 King Street
P. O. Box 1328
Wilmington, Delaware 19899
Fax: (302) 658-8111
Attn: John Small

If to the Holder:

CB-Blueknight, LLC
c/o Charlesbank Capital Partners
200 Clarendon Street, 54th Floor
Boston, Massachusetts 02116
Fax: (617) 619-5402
Email: jbiotti@charlesbank.com
Attn: Mr. Jon M. Biotti

With copies to (which shall not constitute notice)

Charlesbank Capital Partners
200 Clarendon Street, 54th Floor
Boston, Massachusetts 02116
Fax: (617) 619-5402
Email: tnason@charlesbank.com
Attn: Tami E. Nason

and

Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, Texas 75201
Fax: (214) 999-3245
Email: rsarfatis@gardere.com
Attn: Robert Sarfatis

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

    SECTION 8 NO RIGHTS AS UNITHOLDER.  This Debenture shall not entitle the Holder to any of the rights of a unitholder of the Partnership, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of unitholders or any other proceedings of the Partnership, unless and to the extent converted into Preferred Units in accordance with the terms hereof.

    SECTION 9 EXPENSES.  If the Partnership fails to strictly comply with the terms of this Debenture, then the Partnership shall reimburse the Holder promptly for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations hereunder, (ii) collecting any sums which become due to the Holder hereunder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal related to this Debenture or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder hereunder.

    SECTION 10 AMENDMENTS AND WAIVERS.  The provisions of this Debenture may not be amended or waived without the prior written consent of the Holder.  Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture.  The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture.  Any waiver must be in writing.

    SECTION 11 INTEREST RATE LIMITATION.  Notwithstanding anything to the contrary contained in this Debenture, the Interest paid or agreed to be paid under this Debenture shall not exceed the Highest Lawful Rate (as defined below).  If the Holder shall receive Interest on this Debenture in an amount that exceeds the Highest Lawful Rate, the excess Interest shall be applied to the Principal of this Debenture or, if it exceeds such unpaid Principal, refunded to the Partnership.  In determining whether the Interest contracted for, charged, or received by the Holder exceeds the Highest Lawful Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of Interest throughout the contemplated term of this Debenture.  For purposes of this Debenture, “Highest Lawful Rate” means at the particular time in question the maximum rate of interest which, under applicable law, the Holder is then permitted to charge on this Debenture.  If the maximum rate of interest which, under applicable law, the Holder is permitted to charge on this Debenture shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Partnership.

    SECTION 12 SEVERABILITY; WAIVER OF NOTICE; ASSIGNMENT. Whenever possible, each provision of this Debenture will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Debenture is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Debenture.  To the extent permitted by law, the Partnership, for itself and its successors and assigns, hereby waives presentment, demand, notice of protest, notice of acceleration, notice of intent to accelerate and all other demands and notices, in connection with the delivery, acceptance, performance, default or enforcement of this Debenture.  This Debenture shall not be assignable by the Partnership, and any purported transfer or assignment of the Partnership’s obligations hereunder shall be null and void.  This Debenture shall inure to the benefit of the Holder and its successors and assigns.

    SECTION 13 CERTAIN DEFINITIONS.  For purposes of this Debenture, the following terms shall have the following meanings:

       (a) “Business Day” means each day of the week except Saturdays, Sundays and days on which banking institutions are authorized or required to close in the State of New York.

       (b) “Capital Stock” means:

          (i) in the case of a corporation, corporate stock;

          (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

       (c) “Conversion Failure” means the Partnership’s failure to issue and deliver a certificate to the Holder for the number of Preferred Units to which the Holder is entitled upon the conversion of this Debenture pursuant to Section 3(a) by the third (3rd) Business Day after the Maturity Date.

       (d) “Common Units” means a common unit representing a limited partner interest in the Partnership.

       (e) “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

       (f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

       (g) “General Partner” means Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company.

       (h) “Global Transaction Agreement” means the Global Transaction Agreement dated as of October 25, 2010, by and among the Partnership, the General Partner and the purchasers party thereto, as amended, restated, supplemented and otherwise modified from time to time.

       (i) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

       (j) “Preferred Units” means the Partnership’s Series A Preferred Units (as defined in the Third Amended and Restated Partnership Agreement) with the terms set forth in the Third Amended and Restated Partnership Agreement; provided that, from and after the date that all of the Partnership’s issued and outstanding Series A Preferred Units are converted into Common Units pursuant to Section 5.12(c) of the Third Amended and Restated Partnership Agreement, all references herein to Preferred Units shall mean Common Units.

       (k) “Significant Subsidiary” means any subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Debenture.

       (l) “Third Amended and Restated Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 25, 2010, as amended, restated, supplemented and otherwise modified from time to time.

    SECTION 14 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND UNITHOLDERS.  Neither the General Partner nor any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Equity Interests of the Partnership or the General Partner, as such, shall have any liability for any obligations of the Partnership under this Debenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  The Holder by accepting this Debenture waives and releases all such liability.  The waiver and release are part of the consideration for issuance of this Debenture.

    SECTION 15 GOVERNING LAW; WAIVER OF JURY TRIAL.

       (a) THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK.

       (b) THE PARTNERSHIP HEREBY IRREVOCABLY WAIVES, AND BY ACCEPTANCE OF THIS DEBENTURE THE HOLDER HEREBY IRREVOCABLY WAIVES, ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS DEBENTURE OR ANY MATTER ARISING HEREUNDER.

    SECTION 16 NOTICE OF FINAL AGREEMENT.  THIS WRITTEN DEBENTURE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Partnership has caused this Debenture to be duly executed by a duly authorized officer as of the date set forth above.

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:	BLUEKNIGHT ENERGY PARTNERS
G.P., L.L.C., its general partner,

By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

[Signature Page to Debenture - Charlesbank]